Exhibit 3(g)


                                      BY-LAWS OF

                             COVER-ALL TECHNOLOGIES INC.

                               (A Delaware corporation)

                        -------------------------------------


                                      ARTICLE I
                               Meetings of Stockholders
                               ------------------------


                    SECTION 1.  Annual Meeting.  The annual meeting of  the
                                --------------
          stockholders of COVER-ALL TECHNOLOGIES INC. (hereinafter referred to as the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be fixed by the Board of Directors (hereinafter referred to as the "Board") or if no date and time are so fixed on the last Tuesday in February of each year, if not a legal holiday, and if a holiday, then on the next succeeding day not a legal holiday, at the office of the Corporation or at such other place and at such hour as shall be designated by the Board, or, if no such time be fixed, then at 10:00 o'clock in the forenoon.

                    SECTION 2.  Special Meetings.  Special meetings of the
                                ----------------
          stockholders, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President or the Board pursuant to a resolution approved by a majority of the entire Board.

                    SECTION 3.  Notice of Meetings.  Notice of the place,
                                ------------------
          date and hour of holding each annual and special meeting of the stockholders and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope, not less than ten nor more than fifty days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the secretary of the Corporation a written request that notices to him be mailed to some other address. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Chairman of the Board, the President or of the Board. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

                    SECTION 4.  Quorum.  At all meetings of the
                                ------
          stockholders the holders of the majority of the shares of Common Stock of the Corporation, issued and outstanding and entitled to vote, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

                    SECTION 5.  Organization.  At each meeting of the
                                ------------
          stockholders, the Chairman of the Board, or in his absence the President of the Corporation, shall act as chairman of the meeting or, if no one of the foregoing officers is present, a chairman shall be chosen at the meeting by the stockholders. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

                    SECTION 6.  Order of Business.  The order of business
                                -----------------
          at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                    SECTION 7.  Voting.  Except as otherwise provided by
                                ------
          statute or the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation:

                         (a) on the date fixed pursuant to the provisions
                    of Section 5 of Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

                         (b) if such record date shall not have been so
                    fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

          Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise required by statute or by the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall require the vote of a majority of the votes cast at a meeting of the holders of the Common Stock of the Corporation entitled to vote thereon. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

                    SECTION 8.  List of Stockholders.  A list of
                                --------------------
          stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the stockholders upon the request of any stockholder made at or prior to such meeting.

                    SECTION 9.  Inspectors.  The Board may, in advance of
                                ----------
          any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                    SECTION 10.  Stockholder Action; How Taken.  Any action
                                 -----------------------------
          required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.


                                      ARTICLE II
                                  Board of Directors
                                  ------------------


                    SECTION 1.  General Powers.  The business and affairs
                                --------------
          of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                    SECTION 2.  Number, Increase or Decrease Thereto and
                                ----------------------------------------
          Term of Office.  The Board shall consist of at least three (3),
          --------------
          but no more than seven (7) Directors, as determined by a majority vote of the entire Board, which number may be increased and decreased as provided in this Section 2. The Directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                    The term "entire Board" as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies. Nominations for the election of Directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
          (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                    The Board, by the vote of a majority of the entire Board, may increase the number of Directors. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

                    SECTION 3.  Place of Meeting.  Meetings of the Board
                                ----------------
          shall be held at the principal office of the Corporation in the State of Delaware or at such other place, within or without such state, as the Board may from time to time determine or as shall be specified in the notice of any such meeting.

                    SECTION 4.  Annual Meeting.  The Board shall meet for
                                --------------
          the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

                    SECTION 5.  Regular Meetings.  Regular meetings of the
                                ----------------
          Board shall be held at such time as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

                    SECTION 6.  Special Meetings.  Special meetings of the
                                ----------------
          Board may be called by the Chairman of the Board, the President or by a majority of the entire Board.

                    SECTION 7.  Notice of Meetings.  Notice of each special
                                ------------------
          meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, telex, cable or wireless, or be delivered to him personally or by telephone, at least 24 hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

                    SECTION 8.  Quorum and Manner of Acting.  Except as
                                ---------------------------
          hereinafter provided, a majority of the entire Board shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

                    SECTION 9.  Action Without a Meeting.  Any action
                                ------------------------
          required or permitted to be taken by the Board at a meeting may be taken without a meeting if all members of the Board consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the Board.

                    SECTION 10.  Telephonic Participation.  One or more
                                 ------------------------
          members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                    SECTION 11.  Organization.  At each meeting of the
                                 ------------
          Board, the Chairman of the Board or, in his absence, the President or another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person -- who shall be an Assistant Secretary, if any of them shall be present at such meeting -- appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

                    SECTION 12.  Resignations.  Any director of the
                                 ------------
          Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    SECTION 13.  Vacancies.  Vacancies and newly created
                                 ---------
          directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in the manner provided by statute.
          When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified.

                    SECTION 14.  Removal of Directors.  Any Director may be
                                 --------------------
          removed from office, without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

                    SECTION 15.  Compensation.  The Board shall have
                                 ------------
          authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.


                                     ARTICLE III
                           Executive and Other Committees
                           ------------------------------


                    SECTION 1.  Executive and Other Committees.  The Board
                                ------------------------------
          may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

                    SECTION 2.  General.  A majority of any committee may
                                -------
          determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                    SECTION 3.  Action Without a Meeting.  Any action
                                ------------------------
          required or permitted to be taken by any committee at a meeting may be taken without a meeting if all of the members of the committee consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the committee.

                    SECTION 4.  Telephone Participation.  One or more
                                -----------------------
          members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.


                                      ARTICLE IV
                                       Officers
                                       --------


                    SECTION 1.  Number and Qualifications.  The officers of
                                -------------------------
          the Corporation shall include the Chairman of the Board, the President, one or more Vice Presidents, the Treasurer, and the Secretary. Any two or more offices may be held by the same person; except the offices of (i) Chairman of the Board and Secretary and (ii) President and Secretary; provided that when all of the issued and outstanding stock of the Corporation is held by one person, such person may hold all or any combination of offices. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.
          The Board may from time to time elect, or delegate to the Chairman of the Board or the President the power to appoint, such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

                    SECTION 2.  Resignations.  Any officer of the
                                ------------
          Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    SECTION 3.  Removal.  Any officer or agent of the
                                -------
          Corporation may be removed, either with or without cause, at any time, by the Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the President.

                    SECTION 4.  Vacancies.  A vacancy in any office,
                                ---------
          whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

                    SECTION 5.  The Chairman of the Board.  The Chairman of
                                -------------------------
          the Board shall be the chief executive officer of the Corporation and shall have general and active responsibility for and authority over the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex-officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be required of him by the Board.

                    SECTION 6.  The President.  The President shall be the
                                -------------
          chief operating officer of the Corporation and shall have general and active responsibility for and authority over supervision and direction of the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board. At the request of the Chairman of the Board, or, if the President is a member of the Board at such time, in the case of the Chairman of the Board's absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or these By-Laws.

                    SECTION 7.  Vice Presidents.  Each Vice President,
                                ---------------
          including any Executive Vice President, shall perform all such duties as from time to time may be assigned to him by the Board.

                    SECTION 8.  The Treasurer.  The Treasurer shall
                                -------------

                         (a)  have charge and custody of, and be
                    responsible for, all the funds and securities of the Corporation;

                         (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                         (c) deposit all monies and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board;

                         (d) receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

                         (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

                         (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

                    SECTION 9.  The Secretary.  The Secretary shall
                                -------------

                         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

                         (b)  see that all notices are duly given in
                    accordance with the provisions of these By-Laws and as required by law;

                         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                         (e) in general, perform all the duties incident to the office of Secretary ad such other duties as from time to time may be assigned to him by the Board or the President.

                    SECTION 10.  Officers' Bonds or Other Security.  If
                                 ---------------------------------
          required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

                    SECTION 11.  Compensation.  The compensation of the
                                 ------------
          officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event that there is only one director of the Corporation) shall not have any vote in the determination of the amount of compensation paid to him.


                                      ARTICLE V
                                     Shares, etc.
                                     ------------


                    SECTION 1.  Stock Certificates.  Each owner of stock of
                                ------------------
          the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary, Treasurer or an Assistant Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

                    SECTION 2.  Books of Account and Record of
                                ------------------------------
          Stockholders. There shall be kept correct and complete books and
          ------------
          records of account of all the business and transactions of the Corporation. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

                    SECTION 3.  Transfers of Shares.  Transfers of shares
                                -------------------
          of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.

                    SECTION 4.  Regulations.  The Board may make such
                                -----------
          additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                    SECTION 5.  Fixing of Record Date.  The Board may fix,
                                ---------------------
          in advance, a date not more than fifty nor less than ten days before the date then fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were shareholders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix, in advance, a date not more than fifty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interest arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

                    SECTION 6.  Lost, Destroyed or Mutilated Certificate.
                                ----------------------------------------
          The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.


                                      ARTICLE VI
                    Contracts, Checks, Drafts, Bank Accounts, Etc.
                    ----------------------------------------------


                    SECTION 1.  Execution of Contracts.  Except as
                                ----------------------
          otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer of officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

                    SECTION 2.  Loans.  Unless the Board shall otherwise
                                -----
          determine, the Chairman of the Board, the President or any Vice-President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board.

                    SECTION 3.  Checks, Drafts, etc.  All checks, drafts,
                                -------------------
          bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

                    SECTION 4.  Deposits.  All funds of the Corporation not
                                --------
          otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

                    SECTION 5.  General and Special Bank Accounts.  The
                                ---------------------------------
          Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.


                                     ARTICLE VII
                                       Offices
                                       -------


                    SECTION 1.  Registered Office.  The registered office
                                -----------------
          of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the registered agent of the Corporation shall be The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                    SECTION 2.  Other Offices.  The Corporation may also
                                -------------
          have such offices, both within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.


                                     ARTICLE VIII
                                     Fiscal Year
                                     -----------


                    The fiscal year of the Corporation shall be determined by the Board.


                                      ARTICLE IX
                                         Seal
                                         ----


                    The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal," "Delaware" and the year of incorporation.


                                      ARTICLE X
                                   Indemnification
                                   ---------------


                    Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of or as a result of such action or proceeding, or in connection with any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.


                                      ARTICLE XI
                                      Amendment
                                      ---------


                     The Board shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, those provisions of the By-Laws relating to the number, election and terms of the Directors, newly created Directorships and vacancies or removal of Directors shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.